Exhibit 10.16
[LETTERHEAD OF LAS VEGAS GAMING, INC.]
[Date]
[Name of Employee]
Dear ___________:
I would like to extend this formal offer for you to join LVGI’s management team. As                      of LVGI, you will be responsible for                                         . Additionally, as a member of the senior management team, you will be expected to participate in other business functions including but not limited to,                     . We offer you the following compensation package:
•	annual salary.

•	warrants of LVGI common stock at a strike price of $___, ___% vesting and ___year life.

•	Benefits commensurate with other executives at LVGI.

•	Minimum of 6 months severance should LVGI decide that it no longer needs your services.
We would like for you to officially report to work on                     . This contract will supersede all other contracts between us.
If you accept this offer in its entirety, please sign below.
Respectfully,

Russ R. Roth
Chief Executive Officer
Accepted this ___day of ___.
By:
     [Name of Employee]